EXHIBIT 10.14
PLEDGE AND SECURITY AGREEMENT
     This PLEDGE AND SECURITY AGREEMENT (as amended and in effect from time to time, this “Pledge Agreement”), dated as of August 1, 2008, is by each of the undersigned Persons (as defined in the Loan Agreement, as hereinafter defined) (each a “Pledgor”, and, collectively, the “Pledgors”) to and in favor of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, in its capacity as agent (in such capacity, “Pledgee”) pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the Lenders (as defined in the Loan Agreement).
W I T N E S S E T H:
     WHEREAS, each Pledgor is now the direct and beneficial owner of all of the issued and outstanding shares of capital stock of the Persons listed on Exhibit A hereto (which may be amended, updated or otherwise modified from time to time pursuant to the terms hereof);
     WHEREAS, Pledgee and the Lenders have entered into or are about to enter into financing arrangements pursuant to which Lenders (or Pledgee on behalf of Lenders) may make loans and advances and provide other financial accommodations to Hancock Fabrics, Inc, a Delaware corporation (“Parent”), HF Merchandising, Inc., a Delaware corporation (“Merchandising”), Hancock Fabrics of MI, Inc., a Delaware corporation (“Fabrics MI”), hancockfabrics.com, Inc., a Delaware corporation (“Fabrics.com”), and Hancock Fabrics, LLC, a Delaware limited liability company (“Fabrics LLC”, and together with Parent, Merchandising, Fabrics MI and Fabrics.com, each individually a “Borrower” and collectively, “Borrowers”) as set forth in the Loan and Security Agreement, dated of even date herewith, by and among Borrowers, certain affiliates of Borrowers, Pledgee and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, the Guarantee (as hereinafter defined) and this Pledge Agreement (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”);
     WHEREAS, each Pledgor has absolutely and unconditionally guaranteed the payment and performance of the Obligations as set forth in the Guarantee, dated of even date herewith, by Pledgors in favor of Pledgee and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Guarantee”); and
     WHEREAS, in order to induce Pledgee and Lenders to enter into the Loan Agreement and the other Financing Agreements and to make loans and advances and provide other financial accommodations to Borrowers pursuant thereto, each Pledgor has agreed to secure the payment and performance of the Obligations and to accomplish same by (i) executing and delivering to Pledgee this Pledge Agreement, (ii) delivering to Pledgee the Pledged Securities which are registered in the name of such Pledgor, together with appropriate powers duly executed in blank by such Pledgor, and (iii) delivering to Pledgee any and all other documents which Pledgee deems necessary to protect Pledgee’s and Lenders’ interests hereunder.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees as follows:
     1. DEFINITIONS All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Loan Agreement, and the following terms shall have the following meanings:
               (a) “Issuers” shall mean the corporations now owned or hereafter acquired (whether in connection with any recapitalization, reclassification or reorganization of the capital of any such corporation or any successors in interest thereto) by any Pledgor, including, without limitation, those corporations listed on Exhibit A attached hereto.
               (b) “Pledged Securities” shall mean all capital stock of the Issuers, including, without limitation, the capital stock listed on Exhibit A hereto (which may be amended, updated or otherwise modified from time to time) pledged by the Pledgors pursuant to this Pledge Agreement.
     2. GRANT OF SECURITY INTEREST
     As collateral security for the prompt performance, observance and indefeasible payment in full in cash of all of the Obligations, each Pledgor hereby assigns, pledges, hypothecates, transfers and sets over to Pledgee and grants to Pledgee, for itself and for the benefit of Lenders, a security interest in and lien upon: (a) the Pledged Securities owned by such Pledgor, together with all cash dividends, stock dividends, interests, profits, redemptions, warrants, subscription rights, stock, securities options, substitutions, exchanges and other distributions now or hereafter distributed by any Issuer in which such Pledgor owns capital stock of such Issuer or which may hereafter be delivered to the possession of such Pledgor or Pledgee with respect thereto, (b) such Pledgor’s records with respect to the foregoing, (c) all additional capital stock of any Issuer owned by such Pledgor or any capital stock of any other Person from time to time acquired by such Pledgor in any manner (which additional capital stock shall be deemed part of the Pledged Securities whether or not Exhibit A has been updated in accordance with the terms hereof) and (d) the proceeds of all of the foregoing (all of the foregoing being collectively referred to herein as the “Pledged Property”). Each Pledgor agrees that the Pledgee may from time to time attach as Exhibit A hereto an updated list of the Pledged Securities, securities or other capital stock at the time pledged to the Pledgee hereunder without the consent of any Pledgor hereunder.
     3. OBLIGATIONS SECURED
     The security interest, lien and other interests granted to Pledgee (for itself and on behalf of Lenders) pursuant to this Pledge Agreement shall secure the prompt performance and payment in full of any and all Obligations.

     4. REPRESENTATIONS, WARRANTIES AND COVENANTS
     Each Pledgor hereby represents, warrants and covenants with and to Pledgee and Lenders the following (all of such representations, warranties and covenants being continuing so long as any of the Obligations are outstanding):
     (a) The Pledged Securities owned by such Pledgor are duly authorized, validly issued, fully paid and non-assessable capital stock of each applicable Issuer and constitute such Pledgor’s entire interest in each such Issuer, and are not registered, nor has such Pledgor authorized the registration thereof, in the name of any person or entity other than such Pledgor or Pledgee.
     (b) The Pledged Property pledged by such Pledgor is directly, legally and beneficially owned by such Pledgor, free and clear of all claims, liens, pledges and encumbrances of any kind, nature or description, except for (i) the pledge and security interest in favor of Pledgee, for itself and for the benefit of Lenders, and (ii) the subordinated lien permitted pursuant to Section 9.8(n) of the Loan Agreement.
     (c) The Pledged Property pledged by such Pledgor is not subject to any restrictions relative to the transfer thereof and such Pledgor has the right to transfer and hypothecate such Pledged Property free and clear of any liens, encumbrances or restrictions.
     (d) The Pledged Property pledged by such Pledgor is duly and validly pledged to Pledgee, for itself and for the benefit of Lenders, and no consent or approval of any governmental or regulatory authority or of any securities exchange or the like, nor any consent or approval of any other third party, was or is necessary to the validity and enforceability of this Pledge Agreement.
     (e) Such Pledgor authorizes Pledgee to: (i) store, deposit and safeguard the Pledged Property pledged by such Pledgor, (ii) perform any and all other acts which Pledgee in good faith deems reasonable and/or necessary for the protection and preservation of such Pledged Property or its value or Pledgee’s security interest therein, including, without limitation, transferring, registering or arranging for the transfer or registration of such Pledged Property to or in Pledgee’s or any Lender’s own name and receiving the income therefrom as additional security for the Obligations and (iii) pay any charges or expenses which Pledgee deems necessary for the foregoing purpose, but without any obligation to do so. Any obligation of Pledgee for reasonable care for such Pledged Property in Pledgee’s possession shall be limited to the same degree of care which Pledgee uses for similar property pledged to Pledgee by other Persons.
     (f) If such Pledgor shall become entitled to receive or acquire, or shall receive any stock certificate, or option or right with respect to the capital stock of any Issuer owned by such Pledgor (including without limitation, any certificate representing a dividend or a distribution or exchange of or in connection with reclassification of the Pledged Securities owned by such Pledgor) whether as an addition to, in substitution of, or in exchange for any of the Pledged Property pledged by such Pledgor or otherwise, such Pledgor agrees to accept same as Pledgee’s agent, to hold same in trust for Pledgee and to deliver same forthwith to

Pledgee or Pledgee’s agent or bailee in the form received, with the endorsement(s) of such Pledgor where necessary and/or appropriate powers and/or assignments duly executed to be held by Pledgee or Pledgee’s agent or bailee subject to the terms hereof, as further security for the Obligations.
     (g) Such Pledgor shall not, without the prior written consent of Pledgee, directly or indirectly, sell, assign, transfer, or otherwise dispose of, or grant any option with respect to the Pledged Property pledged by such Pledgor, nor shall such Pledgor create, incur or permit any further pledge, hypothecation, encumbrance, lien, mortgage or security interest with respect to such Pledged Property.
     (h) So long as no Event of Default (as hereinafter defined) has occurred and is continuing, such Pledgor shall have the right to vote and exercise all corporate rights with respect to the Pledged Securities owned by such Pledgor, except as expressly prohibited herein, and to receive any dividends (payable in cash or in property) in respect of the Pledged Securities owned by such Pledgor and to receive any other distributions with respect to such Pledged Securities that are permitted by the Loan Agreement.
     (i) Such Pledgor shall not permit any Issuer in which such Pledgor owns capital stock, directly or indirectly, to issue, sell, grant, assign, transfer or otherwise dispose of, any additional shares of capital stock of such Issuer or any option or warrant with respect to, or other right or security convertible into, any additional shares of capital stock of such Issuer, now or hereafter authorized, unless all such additional shares, options, warrants, rights or other such securities are made and shall remain part of the Pledged Property pledged by such Pledgor subject to the pledge and security interest granted herein.
     (j) Such Pledgor shall pay all charges and assessments of any nature against the Pledged Property pledged by such Pledgor or with respect thereto prior to said charges and/or assessments being delinquent.
     (k) Such Pledgor shall promptly reimburse Pledgee and Lenders on demand, together with interest at the rate then applicable to the Obligations set forth in the Loan Agreement, for any charges, assessments or expenses paid or incurred by Pledgee or any Lender in Pledgee’s discretion for the protection, preservation and maintenance of the Pledged Property pledged by such Pledgor and the enforcement of Pledgee’s or Lenders’ rights hereunder, including, without limitation, attorneys’ fees and legal expenses incurred by Pledgee or any Lender in seeking to protect, collect or enforce its rights in such Pledged Property or otherwise hereunder. Any such amounts paid or incurred by Pledgee shall constitute part of the Obligations under the Loan Agreement and may be charged by Pledgee to any loan account of the Borrowers maintained by Pledgee, at its option.
     (l) Such Pledgor shall furnish, or cause to be furnished, to Pledgee such information concerning any Issuer in which such Pledgor owns capital stock and the Pledged Property pledged by such Pledgor as may from time to time be required under the Loan Agreement.
     (m) Pledgee may notify any Issuer in which such Pledgor owns capital stock or the appropriate transfer agent of the Pledged Securities owned by such Pledgor to register the security interest and pledge granted herein and honor the rights of Pledgee and Lenders under this Pledge Agreement.
     (n) Such Pledgor waives: (i) all rights to require Pledgee or any Lender to proceed against any other Person, entity or collateral or to exercise any remedy, (ii) the defense of the statute of limitations in any action upon any of the Obligations, (iii) any right of subrogation or interest in the Obligations or the Pledged Property until all Obligations have been indefeasibly paid in full in cash, (iv) any rights to notice of any kind or nature whatsoever, unless specifically required in this Pledge Agreement or non-waivable under any applicable law, and (v) to the extent permissible, its rights under Section 9-207 of the UCC. Such Pledgor agrees that the Pledged Property, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of such Pledgor, the pledge and security interests granted hereunder, or this Pledge Agreement. Pledgee, for and on behalf of itself and Lenders, is entitled to all of the benefits of a secured party set forth in Section 9-207 of the UCC.
     5. EVENTS OF DEFAULT
     The occurrence or existence of any Event of Default under and as defined in any of the Financing Agreements is referred to herein individually as an “Event of Default” and collectively as “Events of Default”.
     6. RIGHTS AND REMEDIES
     At any time an Event of Default exists or has occurred and is continuing, in addition to all other rights and remedies of Pledgee and Lenders, whether provided under this Pledge Agreement, the Loan Agreement, the other Financing Agreements, applicable law or otherwise, Pledgee shall have the following rights and remedies which may be exercised without notice to, or consent by, any Pledgor except as such notice or consent is expressly provided for hereunder:
     (a) Pledgee, at its option, shall be empowered to exercise its continuing right to instruct any Issuer (or the appropriate transfer agent of the Pledged Securities) to register any or all of the Pledged Securities in the name of Pledgee or in the name of Pledgee’s nominee (including, without limitation, any Lender) and Pledgee may complete, in any manner Pledgee may deem expedient, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by such Pledgor and delivered to Pledgee. After said instruction, and without further notice, Pledgee shall have the exclusive right to exercise all voting and corporate rights with respect to the Pledged Securities and other Pledged Property, and exercise any and all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the Pledged Securities or other Pledged Property as if Pledgee were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Securities and other Pledged Property upon any merger, consolidation, reorganization, recapitalization or other readjustment with respect thereto. Upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to deposit and deliver any and all of the Pledged Securities and other Pledged Property to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may determine, all without liability, except to account for property actually received by Pledgee. However, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of Pledgee) and shall not be responsible for any failure to do so or delay in doing so.
     (b) In addition to all the rights and remedies of a secured party under the UCC or other applicable law, Pledgee shall have the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon any Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), to proceed forthwith to collect, redeem, recover, receive, appropriate, realize, sell, or otherwise dispose of and deliver the Pledged Property or any part thereof in one or more lots at public or private sale or sales at any exchange, broker’s board or at any of Pledgee’s offices or elsewhere at such prices and on such terms as Pledgee may deem best. The foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk, with Pledgee having the right to purchase all or any part of such Pledged Property so sold at any such sale or sales, public or private, free of any right or equity of redemption in such Pledgor, which right or equity is hereby expressly waived or released by such Pledgor. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, after deducting all costs and expenses of every kind incurred relative thereto or incidental to the care, safekeeping or otherwise of any and all of such Pledged Property or in any way relating to the rights of Pledgee hereunder, including attorneys’ fees and legal expenses, shall be applied first to the satisfaction of the Obligations (in such order as Pledgee may elect and whether or not due) and then to the payment of any other amounts required by applicable law, including Section 9-615(a)(3) of the UCC, with such Pledgor to be and remain liable for any deficiency. Each Pledgor shall be jointly and severally liable to Pledgee and Lenders for the payment on demand of all such costs and expenses, together with interest at the then applicable rate set forth in the Loan Agreement, and any attorneys’ fees and legal expenses. Each Pledgor agrees that ten (10) days prior written notice by Pledgee designating the place and time of any public sale or of the time after which any private sale or other intended disposition of any or all of the Pledged Property pledged by such Pledgor is to be made, is reasonable notification of such matters.
     (c) Each Pledgor recognizes that Pledgee may be unable to effect a public sale of all or part of the Pledged Property by reason of certain prohibitions contained in the Securities Act of 1933 (as amended and as now or hereafter in effect, the “Act”), or in applicable Blue Sky or other state securities law, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Property pledged by such Pledgor for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of such Pledged Property or any part thereof, the same shall not, for any reason whatsoever, be effectively registered (if required) under the Act (or other applicable state securities law), as then in effect, Pledgee in its sole and absolute discretion is authorized to sell such Pledged Property or such part thereof by private sale in such manner and under such circumstances as Pledgee or its counsel may deem necessary or advisable in order that such sale may legally be effected without registration. Each Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Property were sold at public sale, and that Pledgee has no obligation to delay the sale of any such Pledged Property for the period of time necessary to permit any Issuer in which such Pledgor owns capital stock, even if such Issuer would agree, to register such Pledged Property for public sale under such applicable securities laws. Each Pledgor agrees that any private sales made under the foregoing circumstances shall be deemed to have been in a commercially reasonable manner. If Pledgee determines in its sole discretion that it is necessary or advisable to effect a public registration of all or part of the Pledged Property pledged by a Pledgor pursuant to the Act, such Pledgor shall cooperate in all respects to effectuate such registration.
     (d) All of the rights and remedies of Pledgee and Lenders, including, but not limited to, the foregoing and those otherwise arising under this Pledge Agreement, the Loan Agreement and the other Financing Agreements, the instruments comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee and Lenders may deem expedient. No failure or delay on the part of Pledgee in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.
        7. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW
     (a) The validity, interpretation and enforcement of this Pledge Agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York without regard to principles of conflicts of law or choice of law (other than Section 5-1401 and Section 5-1402 of the General Obligations Laws of the State of New York).
     (b) Each Pledgor irrevocably consents and submits to the non exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York, whichever Pledgee may elect, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Pledge Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Pledge Agreement or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Pledgee shall have the right to bring any action or proceeding against any Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Pledged Property or to otherwise enforce its rights against such Pledgor or its property).
     (c) Each Pledgor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by U.S. certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed immediately upon receipt thereof by such Pledgor, or, at Pledgee’s option, by service upon Pledgor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, such Pledgor shall appear in answer to such process, failing which such Pledgor shall be deemed in default and judgment may be entered by Pledgee against such Pledgor for the amount of the claim and other relief requested.
     (d) PLEDGORS AND PLEDGEE EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY PLEDGOR AND PLEDGEE OR ANY LENDER IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT SUCH PLEDGOR OR PLEDGEE MAY FILE A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     (e) Pledgee and Lenders shall not have any liability to any Pledgor (whether in tort, contract, equity or otherwise) for losses suffered by any Pledgor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Pledge Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Pledgee or such Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct by Pledgee or such Lender. In any such litigation, Pledgee and Lenders shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Pledge Agreement.
        8. MISCELLANEOUS
     (a) Each Pledgor agrees that at any time and from time to time upon the written request of Pledgee, such Pledgor shall execute and deliver such further documents, including, but not limited to, irrevocable proxies or stock powers, in form satisfactory to Pledgee, and will take or cause to be taken such further acts as Pledgee may request in order to effect the purposes of this Pledge Agreement and perfect or continue the perfection of the security interest in the Pledged Property pledged by such Pledgor to Pledgee hereunder.
     (b) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Property (whether such custody is exercised by Pledgee, or Pledgee’s nominee, agent or bailee) Pledgee or Pledgee’s nominee agent or bailee shall have no duty or liability to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for such

Pledged Property upon surrendering it to the applicable Pledgor or foreclosure with respect thereto.
     (c) All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by registered or certified mail, return receipt requested, five (5) days after mailing by deposit (postage prepaid) in the U.S. mail. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section 8):

If to any Pledgor:	c/o Hancock Fabrics, Inc. One Fashion Way Baldwyn, Mississippi 38824 Attention: Robert Driskell, CFO Telephone No.: (662) 365-6112 Telecopy No.: (662) 365-6025

With a copy to:	Baker, Donelson, Bearman, Caldwell &
Berkowitz, PC
165 Madison Avenue
First Tennessee Building
Memphis, TN 38103
Attention: Sam D. Chafetz, Esq.
Telephone No.: (901) 577-2148
Telecopy No.: (901) 577-0854

If to Pledgee:	General Electric Capital Corporation, as Agent 401 Merritt 7, P.O. Box 5201 Norwalk, CT 06856-5201 Attention: Hancock Fabrics Account Manager Telephone No.: (203) 956-4598 Telecopy No.: (203) 956-4002

With copies to:	Bingham McCutchen LLP One Federal Street Boston, MA 02110 Attention: Robert A. J. Barry, Esq. Telephone No.: (617) 951-8624 Telecopy No.: (617) 951-8736

and	General Electric Capital Corporation 401 Merritt 7

Norwalk, CT 06851 Attention: Corporate Counsel — Corporate Lending Telephone No.: (203) 956-4001 Telecopy No.: (203) 229-1800
     (d) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to any Pledgor, Pledgee, Borrowers, any Lender and any Issuer pursuant to the definitions set forth in the recitals hereto, or to any other Person herein, shall include their respective successors and assigns. The words “hereof,” “herein,” “hereunder,” “this Pledge Agreement” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not any particular provision of this Pledge Agreement and as this Pledge Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 8(g) hereof or the provisions of the Loan Agreement.
     (e) This Pledge Agreement shall be binding upon each Pledgor and its successors and assigns and inure to the benefit of and be enforceable by Pledgee and its successors and assigns.
     (f) If any provision of this Pledge Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Pledge Agreement as a whole, but this Pledge Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.
     (g) Neither this Pledge Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgee. Neither Pledgee nor Lenders shall, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of their respective rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee or any Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Pledgee or such Lender would otherwise have on any future occasion, whether similar in kind or otherwise.
     (h) This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Pledge Agreement by telefacsimile or other means of electronic transmission shall have the same force and effect as the delivery of an original executed counterpart of this Pledge Agreement. Any party delivering an executed counterpart of this Pledge Agreement by telefacsimile or other means of electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Pledge Agreement.

     (i) New Subsidiaries of the Pledgors or other entities (each an “Additional Pledgor”) may hereafter become parties to this Pledge Agreement by executing a counterpart hereof or, alternatively, by executing a joinder agreement in form and substance satisfactory to Pledgee, and there shall be no need to re-execute, amend or restate this Pledge Agreement in connection therewith. Upon such execution and delivery by any Additional Pledgor, such Additional Pledgor shall be deemed to have made the representations and warranties set forth in Section 4 hereof, and shall be bound by all of the terms, covenants and conditions hereof to the same extent as if such Additional Pledgor had executed this Pledge Agreement as of the Closing Date, and Pledgee and the Lenders shall be entitled to all of the benefits of such Additional Pledgor’s obligations hereunder.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each Pledgor has executed this Pledge Agreement as of the day and year first above written.

PLEDGORS

HANCOCK FABRICS, INC.
By:	/s/ Robert W. Driskell
	Name:	Robert W. Driskell
	Title:	Senior Vice President and Chief Financial Officer

HF MERCHANDISING, INC.
By:	/s/ Robert W. Driskell
	Name:	Robert W. Driskell
	Title:	Senior Vice President and Chief Financial Officer

HANCOCK FABRICS OF MI, INC.
By:	/s/ Robert W. Driskell
	Name:	Robert W. Driskell
	Title:	Senior Vice President and Chief Financial Officer

HANCOCKFABRICS.COM, INC.
By:	/s/ Robert W. Driskell
	Name:	Robert W. Driskell
	Title:	Treasurer

HANCOCK FABRICS, LLC
By:	/s/ Larry D. Fair
	Name:	Larry D. Fair
	Title:	Treasurer

HF ENTERPRISES, INC.
By:	/s/ Robert W. Driskell
	Name:	Robert W. Driskell
	Title:	Vice President

HF RESOURCES, INC.
By:	/s/ Robert W. Driskell
	Name:	Robert W. Driskell
	Title:	Vice President

[Signature Page to Pledge and Security Agreement (Corporations)]

EXHIBIT A
TO
PLEDGE AND SECURITY AGREEMENT

		Certificate	No. of
Pledgor	Issuer	No.	Shares	Type	Percentage
Hancock Fabrics, Inc.	Hancock Fabrics of MI, Inc.	1	1,000	Common Stock, one-cent par value per share	100%

Hancock Fabrics, Inc.	hancockfabrics.com, Inc.	1	1,000	Common Stock, one-cent par value per share	100%

Hancock Fabrics, Inc.	HF Resources, Inc.	1	1,000	Common Stock, one-cent par value per share	100%

HF Resources, Inc.	HF Enterprises, Inc.	2	1,000	Common Stock, one-cent par value per share	100%

HF Resources, Inc.	HF Merchandising, Inc.	2	1,000	Common Stock, one-cent par value per share	100%

A-1